UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2022

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-51734	35-1811116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CLMT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreements.
Credit Agreement
On November 2, 2022 (the “Effective Date”), Montana Renewables, LLC, a Delaware limited liability company (“MRL”) and an indirect subsidiary of Calumet Specialty Products Partners, L.P. (the “Partnership”), entered into, as borrower, a Credit Agreement (the “Credit Agreement”) with Montana Renewables Holdings LLC, the parent company of MRL, and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent and lender, which Credit Agreement provides for a secured revolving credit facility in the maximum amount of $90.0 million outstanding, with the option to request additional commitments of up to $15.0 million, and with a maturity date of November 2, 2027.
Supply and Offtake Agreement
MRL also entered into a Supply and Offtake Agreement (“S&O Agreement”) with Macquarie Energy North America Trading Inc., a Delaware corporation (“Macquarie”) on the Effective Date, pursuant to which Macquarie will (i) purchase renewable feedstocks and products located at specified locations at MRL’s Great Falls, Montana refinery (the “Refinery”), (ii) provide certain financial accommodations to MRL based on liens granted over renewable feedstocks and products owned by MRL at other locations at the Refinery, and (iii) endeavor to purchase from third parties and deliver permitted feedstocks to MRL in monthly amounts up to an average of approximately 15,000 barrels per day. The term of the S&O Agreement is scheduled to expire on November 2, 2025, subject to certain early termination rights, the performance of customary covenants, and certain events of default provided therein.
Amendments to Additional Supply and Offtake Agreements
Additionally, on the Effective Date, Calumet Shreveport Refining, LLC, a Delaware limited liability company and an indirect subsidiary of the Partnership, entered into a Sixth Amendment to Supply and Offtake Agreement (the “Sixth Amendment”) to that certain Supply and Offtake Agreement dated as of June 19, 2017 (as amended, including pursuant to the Sixth Amendment, the “Shreveport S&O Agreement”) with Macquarie and certain other parties to, among other things, (i) extend the term of the facility under the Shreveport S&O Agreement to June 30, 2026, (ii) replace the existing LIBOR-based default interest rate benchmark with a SOFR-based default interest rate benchmark, and (iii) reaffirm the obligations of each party under a related guaranty.
Similarly, on the Effective Date, Calumet Montana Refining, LLC, a Delaware limited liability company and an indirect subsidiary of the Partnership, entered into a Tenth Amendment to Supply and Offtake Agreement (the “Tenth Amendment”) to that certain Supply and Offtake Agreement dated as of March 31, 2017 (as amended, including pursuant to the Tenth Amendment, the “Montana S&O Agreement”) with Macquarie and certain other parties to among other things, (i) extend the term of the facility under the Montana S&O Agreement to June 30, 2026, (ii) replace the existing LIBOR-based default interest rate benchmark with a SOFR-based default interest rate benchmark, and (iv) reaffirm the obligations of each party under a related guaranty.
The foregoing descriptions of the Credit Agreement, S&O Agreement, Sixth Amendment and Tenth Amendment are qualified in their entirety by reference to the Credit Agreement, S&O Agreement, Sixth Amendment and Tenth Amendment, a copy of each of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On November 7, 2022, the Partnership issued a press release announcing the matters described under Item 1.01 of this report, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Credit Agreement, dated November 2, 2022, by and among Montana Renewables, LLC, Montana Renewables Holdings LLC and Wells Fargo Bank, National Association, as agent and lender.
10.2	Supply and Offtake Agreement, dated as of November 2, 2022, by and between Montana Renewables, LLC and Macquarie Energy North America Trading Inc.
10.3
Sixth Amendment to Supply and Offtake Agreement, dated as of November 2, 2022, by and among Calumet Shreveport Refining, LLC, Calumet Refining, LLC, Calumet Specialty Products Partners, L.P. and Macquarie Energy North America Trading Inc.

10.4
Tenth Amendment to Supply and Offtake Agreement, dated as of November 2, 2022, by and among Calumet Montana Refining, LLC, Calumet Refining, LLC, Calumet Specialty Products Partners, L.P., Calumet Specialty Products Canada, ULC, Montana Renewables, LLC Macquarie Energy North America Trading Inc and Macquarie Energy Canada Ltd..

99.1	Press Release, dated November 7, 2022.
104	Cover Page Interactive Data File- the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its General Partner

November 7, 2022	By:	/s/ Vincent Donargo
Name: Vincent Donargo
Title: Executive Vice President and Chief Financial Officer